Exhibit 10.11

SECURITY AGREEMENT

     THIS SECURITY AGREEMENT is made as of May 8, 2002 by and between Roger Jeffs and Lisa Jeffs (collectively referred to as the “Borrowers”), jointly and severally, and UNITED THERAPEUTICS CORPORATION, a Delaware corporation (“Secured Party”).

RECITALS

     A.     Secured Party and Borrowers have entered into a Promissory Note of even date herewith (the “Promissory Note”), pursuant to, and subject to the terms and conditions of which, Secured Party will make a loan to Borrowers in an amount equal to US$1,300,000; and

     B.     Borrowers have executed this Agreement to induce Secured Party to enter into the Promissory Note.

     NOW, THEREFORE, for valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Secured Party hereby agree as follows:

     1.     DEFINITIONS.

             1.1 Definitions.

             “Collateral” means all of Borrowers’ right, title and interest in and to shares of United Therapeutics Corporation common stock now or in the future acquired by the Borrowers, whether individually or jointly.

             “Secured Obligations” means all of the indebtedness and obligations of Borrowers to the Secured Party under the Promissory Note, including without limitation the obligation of Borrowers to pay principal and interest in accordance with the occurrence of certain Repayment Triggers.

             1.2 Attachment. The Secured Party and the Borrowers have not agreed to postpone the time for attachment of the security interest granted hereby.

     2.     SECURITY INTEREST.

             2.1 Grant of Security Interest. In order to secure the full and punctual payment and performance of the Secured Obligations, Borrowers hereby grant to Secured Party a security interest in the Collateral.

             2.2 No Obligations Undertaken. Nothing contained in this Agreement shall relieve Borrowers of, or impose on Secured Party, any obligation or liability for, under or in respect of the Collateral.

     3.     REPRESENTATIONS AND WARRANTIES OF BORROWERS.

             Borrowers hereby represent and warrant to Secured Party that the Collateral is owned by the Borrowers free of all security interests, mortgages, liens, claims, charges and other encumbrances.

     4.     COVENANTS OF BORROWERS.

             Borrowers hereby covenant and agree to and with Secured Party as follows:

             4.1 Notice of Litigation. Borrowers shall give or cause to be given prompt written notice to the Secured Party of any action, suit or proceeding instituted against Borrowers or claim asserted relating to any of the Collateral which could have a material adverse effect upon the business, assets, value or condition (financial or otherwise) of Borrowers.

             4.2 Disposition of Collateral. Except as contemplated in the license agreement to be entered into between the parties, the Borrowers shall not dispose of any Collateral without the prior written consent of Secured Party and shall not, without the prior written consent of the Secured Party, create or permit to exist any security interest, mortgage, lien, claim, charge and other encumbrance against any of the Collateral. Notwithstanding the foregoing, Borrowers may annually gift up to 5% of the Collateral as bona fide gifts only. Other transfers may be made with the prior written permission of the Secured Party.

             4.3 Maintenance of Security Interests. Borrowers hereby authorize Secured Party to file financing statements and continuation statements with respect to the Collateral to the fullest extent permitted by law. In addition, Borrowers shall from time to time execute and deliver to Secured Party such financing statements, continuation statements or other filings or documents as Secured Party may reasonably require to further assure to Secured Party its rights under this Agreement.

             4.4 Expenses. Borrowers shall forthwith pay all costs, charges, expenses and legal fees and disbursements that may be incurred by the Secured Party in:

(a)	taking, recovering, keeping possession of and insuring the Collateral; and

(b)	all other actions and proceedings taken in connection with the preservation of the Collateral and the confirmation, perfection and enforcement of this Security Agreement and of any other security held by the Secured Party as security for the Obligations.

     5.     REMEDIES.

             5.1 Remedies. In the event that Borrowers fail to repay the Principal Amount and accrued interest upon the occurrence of a Repayment Trigger in accordance with the Promissory Note):

(a)	Secured Party shall have, in addition to any other rights or remedies Secured Party may have at law or in equity or otherwise, the right to accelerate all indebtedness outstanding under the Promissory Note and to declare such indebtedness to be immediately due and payable, with or without notice to Borrowers; and
(b)	the security hereby constituted will immediately become enforceable.

             5.2 Enforcement. To enforce and realize on the security constituted by this Security Agreement, the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular, without limiting the generality of the foregoing, the Secured Party may do any one or more of the following:

(a)	appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is herein called the “Receiver”) of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its sole discretion remove such Receiver and appoint another in its stead;

(b)	preserve, protect and maintain the Collateral as the Secured Party may deem advisable; and

(c)	sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that the Borrowers will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received.

             5.3 Proceeds. Subject to applicable law, all amounts realized from the disposition of the Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its sole discretion, may direct as follows:

Firstly:	in or toward payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Secured Party in connection with or incidental to:

1.	the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement; and

2.	the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to the Receiver pursuant to this Security Agreement, including the Receiver’s reasonable remuneration and all outgoings properly payable by the Receiver;

Secondly:	in or toward payment to the Secured Party of all principal and other monies (except interest) due in respect of the Secured Obligations;

Thirdly:	in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Secured Obligations; and

Fourthly:	any surplus will be paid to the Borrowers.

             5.4 Waivers. Secured Party may exercise any of its rights and remedies without demand, advertisement or notice other than as may be required by law. To the fullest extent permitted by law, Borrowers waives demand, notice, protest, notice of acceptance of this Agreement or other action taken in reliance hereon and all other demands and notices of any description.

             5.5 Deficiency. If the amounts realized from the disposition of the Collateral are not sufficient to pay the Secured Obligations in full to the Secured Party, the Borrowers will immediately pay to the Secured Party the amount of such deficiency.

             5.6 Rights Cumulative. All rights and remedies of the Secured Party set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement or now or hereafter existing at law or in equity or pursuant to any other agreement between the Borrowers and the Secured Party that may be in effect from time to time.

     6.     LIABILITY OF SECURED PARTY.

             6.1 Waiver. The Borrowers hereby waive any applicable provision of law permitted to be waived by them that imposes higher or greater obligations upon the Secured Party than provided in this Security Agreement.

     7.     MISCELLANEOUS.

             7.1 Performance of Obligations. If the Borrowers fail to perform any of its Obligations hereunder, the Secured Party may, but shall not be obliged to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Borrowers to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Secured Obligations and such amounts shall form part of the Secured Obligations and constitute a charge upon the Collateral in favor of the Secured Party prior to all claims subsequent to this Security Agreement.

             7.2 Notices. Any notice, request, demand, statement, authorization, approval or consent required or permitted under this Agreement shall be in writing and shall be made by, and deemed duly given upon, (a) deposit in the United States mail, postage prepaid, registered or certified, return receipt requested, such mailing to be effective upon receipt, (b) personal delivery, (c) 24 hours after delivery to a courier of recognized reputation (such as FedEx) or (d) transmission by facsimile with a copy sent separately by mail, as follows or to such other address and/or such additional parties as either party may specify by notice given in accordance with this Section 7.2:

Borrowers:	Roger and Lisa Jeffs 3410 Forest Oaks Drive Chapel Hill, NC 27514 Telephone: (781) 693-1504 Telecopier: (781) 466-8740

Secured Party:	United Therapeutics Corporation 1735 Connecticut Avenue, N.W. Washington, D.C. 20009

Attention:Paul A. Mahon, General Counsel Telephone: (202) 483-7000 Telecopier: (202) 483-4006

           7.3 Waiver, Amendment or Modification. No waiver, amendment or modification of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure by Secured Party to exercise, and no delay by Secured Party in exercising, any right, power or remedy granted hereunder shall operate as a waiver of any such right, power or remedy. A waiver of any right or remedy by Secured Party on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

           7.4 Assignment. Borrowers may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Secured Party.

           7.5 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of North Carolina.

           7.6 Severability. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

           7.7 Construction of Agreement. The titles and headings of the sections of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

           7.8 Further Assurances. At the Secured Party’s reasonable request at any time and from time to time, the Borrowers shall execute and deliver such further and other documents and instruments to further mortgage, charge and grant an assignment to the Secured Party in and to the Collateral, whether in any other jurisdiction or otherwise, and do all other acts and things as the Secured Party reasonably requires in order to give effect to this Security Agreement or such other mortgage, charge or assignment against the Collateral or to confirm and perfect, and maintain perfection of, the security constituted by this Security Agreement or such other mortgage, charge or assignment in favor of the Secured Party.

           7.10 Financing Statement. The Borrowers hereby:

(a)	acknowledge receiving a copy of this Security Agreement; and

(b)	waive all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time or from time to time respect of this Security Agreement.

           7.11 Additional Security. This Security Agreement and the security constituted hereby are in addition to and not in substitution for any other security that the Secured Party may now or from time to time hold or take from the Borrowers or from any other person whomsoever.

     IN WITNESS WHEREOF, Borrowers has caused this Note to executed on the date first above written.

ROGER JEFFS	Witness:

/s/ Roger Jeffs	/s/ Fred Hadeed

Printed:Fred Hadeed

LISA JEFFS	Witness:

/s/ Lisa Jeffs	/s/ John Ferrari

Printed:John Ferrari